Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Municipal Investment Trust Fund--Insured Series--403, Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-71609 of our opinion dated June 29, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 19, 2000